Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2018, relating to the consolidated financial statements of CooTek (Cayman) Inc., its subsidiaries and its variable interest entities, appearing in its Registration Statement on Form F-1 (No.  333-226867) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

January 9, 2019